UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2003

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 9. Regulation FD Disclosure.

     On August 6, 2003, Homestore, Inc. (the “Company”) issued a press release announcing the settlement of its dispute with Cendant Corporation and certain of its affiliates (collectively, “Cendant”) arising out of the Company’s 2001 acquisition of Move.com, Inc. and Welcome Wagon International Inc. from Cendant and the Company’s subsequent restatement of its financial statements for 2000 and the first three quarters of 2001. Copies of that release and the related “Questions & Answers,” available on the Company’s website, are attached hereto as exhibits and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.

Date: August 6, 2003	By:	/s/ LEWIS R. BELOTE, III

Lewis R. Belote, III Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated August 6, 2003 of Homestore, Inc.

99.2	Homestore Settlement Agreement with Cendant – Questions & Answers, dated August 6, 2003.